NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income Increased 20% to $217 Million; Return on Equity of 15.9%

Greenwich, CT, July 23, 2019 -- W. R. Berkley Corporation (NYSE: WRB)
today reported net income for the second quarter of 2019 of $217 million, or $1.12 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2019	2018	2019	2018

Gross premiums written	$2,089,861	$1,948,074	$4,136,090	$3,927,495
Net premiums written	1,743,464	1,624,104	3,453,065	3,289,442

Net income to common stockholders	216,709	180,075	397,431	346,472
Net income per diluted share (1)	1.12	0.93	2.06	1.80

Return on equity (2)	15.9%	13.3%	14.6%	12.8%

(1) 2018 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(2) Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Second quarter highlights included:

•Annualized after-tax return on equity was 15.9% (pre-tax of 20.1%).
•Net premiums written increased 7.3%.
•Average rate increases excluding workers' compensation were more than 5%.
•Net investment income increased 22.5%.

•	The accident year combined ratio excluding catastrophe losses was 92.8%. The reported combined ratio was 93.9%, inclusive of 1.5 loss ratio points from catastrophes.

•	Book value per share grew 5.6% for the quarter, before dividends.

•	Total capital returned to shareholders was $112 million, including $92 million of special dividends.

•	Net realized and unrealized pre-tax gains on investments were $73 million, net of performance-based compensation costs(1).

The Company commented:

We are very pleased with our 15.9% annualized after-tax return on equity in the second quarter of 2019.
The underwriting environment continues to improve with rate increases in all lines of business except workers’ compensation. We remain focused on businesses that have the highest potential risk-adjusted returns. We see increasing signs of rate firming on both domestic and international business, which should provide even greater opportunities for further growth.
Overall investment income grew nearly 23% as steady income from the core portfolio was enhanced by better-than-average investment fund performance. We have generally maintained the quality and duration of our fixed-maturity portfolio as the current interest rate environment has been somewhat volatile and difficult to predict. In addition, we recorded $74 million of net realized and unrealized pre-tax gains on investments.
Our second quarter results demonstrated the growing momentum in our economic model. The pursuit of rate adequacy is taking hold in much of the commercial lines (re)insurance market, and we anticipate that these market conditions will persist for the foreseeable future. We remain focused on our risk-adjusted total return strategy as we deliver on our commitment to create long-term shareholder value.

(1) Net realized and unrealized pre-tax gains on investments before performance-based compensation costs were $74 million.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on July 23, 2019, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2019 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the impact of climate change, which may increase the frequency and severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2019 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2019	2018	2019	2018
Revenues:
Net premiums written	$1,743,464	$1,624,104	$3,453,065	$3,289,442
Change in unearned premiums	(96,623)	(43,051)	(213,368)	(140,981)
Net premiums earned	1,646,841	1,581,053	3,239,697	3,148,461
Net investment income	188,333	153,777	346,587	328,295
Net realized and unrealized gains on investments	73,574	69,631	142,226	118,095
Revenues from non-insurance businesses	89,297	76,698	181,124	146,869
Insurance service fees	22,446	29,719	47,759	60,393
Other income	2,893	38	3,013	50
Total revenues	2,023,384	1,910,916	3,960,406	3,802,163
Expenses:
Losses and loss expenses	1,028,830	973,636	2,017,479	1,936,856
Other operating costs and expenses	591,828	593,142	1,179,916	1,203,581
Expenses from non-insurance businesses	88,272	75,191	178,397	144,734
Interest expense	40,718	39,705	81,439	76,760
Total expenses	1,749,648	1,681,674	3,457,231	3,361,931
Income before income taxes	273,736	229,242	503,175	440,232
Income tax expense	(56,309)	(48,464)	(104,134)	(91,881)
Net income before noncontrolling interests	217,427	180,778	399,041	348,351
Noncontrolling interests	(718)	(703)	(1,610)	(1,879)
Net income to common stockholders	$216,709	$180,075	$397,431	$346,472

Net income per share (1):
Basic	$1.14	$0.95	$2.09	$1.83
Diluted	$1.12	$0.93	$2.06	$1.80

Average shares outstanding (1) (2):
Basic	190,512	189,776	190,456	189,669
Diluted	193,059	192,509	192,804	192,284

(1) 2018 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(2) Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Second Quarter		Six Months
	2019	2018	2019	2018
Insurance:
Gross premiums written	$1,905,367	$1,798,074	$3,715,850	$3,558,247
Net premiums written	1,574,585	1,491,432	3,071,964	2,964,676
Premiums earned	1,475,184	1,415,579	2,902,218	2,806,868
Pre-tax income	225,871	163,181	410,387	362,109
Loss ratio	62.9%	62.4%	62.5%	61.7%
Expense ratio	30.9%	32.9%	31.4%	32.9%
GAAP combined ratio	93.8%	95.3%	93.9%	94.6%

Reinsurance & Monoline Excess:
Gross premiums written	$184,494	$150,000	$420,240	$369,248
Net premiums written	168,879	132,672	381,101	324,766
Premiums earned	171,657	165,474	337,479	341,593
Pre-tax income	52,635	56,174	97,490	100,866
Loss ratio	59.2%	54.6%	60.0%	60.3%
Expense ratio	36.0%	36.8%	36.0%	36.2%
GAAP combined ratio	95.2%	91.4%	96.0%	96.5%

Corporate and Eliminations:
Net realized and unrealized gains on investments	$73,574	$69,631	$142,226	$118,095
Interest expense	(40,718)	(39,705)	(81,439)	(76,760)
Other revenues and expenses	(37,626)	(20,039)	(65,489)	(64,078)
Pre-tax (loss) income	(4,770)	9,887	(4,702)	(22,743)

Consolidated:
Gross premiums written	$2,089,861	$1,948,074	$4,136,090	$3,927,495
Net premiums written	1,743,464	1,624,104	3,453,065	3,289,442
Premiums earned	1,646,841	1,581,053	3,239,697	3,148,461
Pre-tax income	273,736	229,242	503,175	440,232
Loss ratio	62.4%	61.6%	62.2%	61.5%
Expense ratio	31.5%	33.3%	31.9%	33.3%
GAAP combined ratio	93.9%	94.9%	94.1%	94.8%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Commencing with the first quarter of 2019, the Company renamed the Reinsurance segment to Reinsurance & Monoline Excess, and reclassified the monoline excess business from the Insurance segment. The reclassified business includes operations that solely retains risk on an excess basis. Reclassifications have been made to the Company's 2018 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2019	2018	2019	2018
Net premiums written:
Other liability	$546,861	$504,315	$1,053,811	$973,155
Workers' compensation	340,430	355,006	694,617	704,547
Short-tail lines (1)	337,611	312,221	616,447	603,248
Commercial automobile	198,728	185,804	411,683	400,449
Professional liability	150,955	134,086	295,406	283,277
Total Insurance	1,574,585	1,491,432	3,071,964	2,964,676
Casualty reinsurance	106,690	80,306	211,206	162,641
Monoline excess	23,929	22,094	91,721	91,902
Property reinsurance	38,260	30,272	78,174	70,223
Total Reinsurance & Monoline Excess	168,879	132,672	381,101	324,766
Total	$1,743,464	$1,624,104	$3,453,065	$3,289,442

Losses from catastrophes:
Insurance	$25,446	$12,929	$38,064	$20,060
Reinsurance & Monoline Excess	57	627	99	884
Total	$25,503	$13,556	$38,163	$20,944

Net investment income:
Core portfolio (2)	$134,294	$132,728	$270,552	$261,701
Investment funds	46,840	12,716	58,251	53,070
Arbitrage trading account	7,199	8,333	17,784	13,524
Total	$188,333	$153,777	$346,587	$328,295

Net realized and unrealized gains on investments:
Net realized gains on investment sales	$4,156	$124,283	$30,730	$266,952
Change in unrealized gains on equity securities	69,418	(54,652)	111,496	(148,857)
Total	$73,574	$69,631	$142,226	$118,095

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$518,160	$526,862	$1,031,951	$1,047,093
Insurance service expenses	25,386	30,990	51,343	63,702
Net foreign currency losses (gains)	470	(18,251)	(6,494)	(4,767)
Other costs and expenses	47,812	53,541	103,116	97,553
Total	$591,828	$593,142	$1,179,916	$1,203,581

Cash flow from operations	$324,316	$139,397	$402,646	$119,362

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2019	December 31, 2018

Net invested assets (1)	$19,707,264	$18,828,321
Total assets	26,487,903	24,895,977
Reserves for losses and loss expenses	12,320,278	11,966,448
Senior notes and other debt	1,873,799	1,882,028
Subordinated debentures	907,866	907,491
Common stockholders’ equity (2)	5,976,760	5,437,851
Common stock outstanding (3) (4)	183,168	182,994
Book value per share (4) (5)	32.63	29.72
Tangible book value per share (4) (5)	31.36	28.42

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of June 30, 2019, reflected in common stockholders' equity are after-tax unrealized investment gains of $153 million and unrealized currency translation losses of $414 million. As of December 31, 2018, after-tax unrealized investment losses were $91 million and unrealized currency translation losses were $419 million.

(3)
During the three and six months ended June 30, 2019, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)	December 31, 2018 shares outstanding and per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(5)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
June 30, 2019
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$777,070	3.9%
State and municipal:
Special revenue	2,402,349	12.2%
Local general obligation	464,109	2.4%
State general obligation	381,719	1.9%
Pre-refunded	324,068	1.6%
Corporate backed	244,745	1.2%
Total state and municipal	3,816,990	19.3%
Mortgage-backed securities:
Agency	902,565	4.6%
Residential - Prime	335,938	1.7%
Commercial	309,781	1.6%
Residential - Alt A	36,962	0.2%
Total mortgage-backed securities	1,585,246	8.1%
Asset-backed securities	2,701,785	13.7%
Corporate:
Industrial	2,230,207	11.3%
Financial	1,453,723	7.4%
Utilities	324,322	1.7%
Other	28,033	0.1%
Total corporate	4,036,285	20.5%
Foreign government	815,424	4.1%
Total fixed maturity securities (1)	13,732,800	69.7%
Equity securities available for sale:
Preferred stocks	276,362	1.4%
Common stocks	140,226	0.7%
Total equity securities available for sale	416,588	2.1%
Real estate	2,067,544	10.5%
Cash and cash equivalents (2)	1,461,956	7.4%
Investment funds (3)	1,400,237	7.1%
Arbitrage trading account	533,442	2.7%
Loans receivable	94,697	0.5%
Net invested assets	$19,707,264	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 2.6 years, including cash and cash equivalents.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $1.3 million.